SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      July 20, 2011

Northwest Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-34582	27-0950358
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Liberty Street, Warren Pennsylvania	16365
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (814) 726-2140

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This current report contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding the final consent order to be entered into between Northwest Savings Bank (the “Bank”) and the Federal Deposit Insurance Corporation (the “FDIC”).

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to strategic objectives, anticipated financial results, future business prospects and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

•	competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

•	adverse changes in the securities markets; and

•	changes in our organization.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

Item 8.01	Other Events

On July 20, 2011, the Bank, the wholly-owned subsidiary of Northwest Bancshares, Inc., stipulated to the issuance by the FDIC of a Consent Order, Order for Restitution and Order to Pay (the “Order”) relating to the Bank’s compliance programs.  The Order is not effective as of the date hereof, but is expected to be made effective when counter-signed by the FDIC in the near future.

The Bank expects that the final Order will require the Bank and its Board of Directors to take certain actions within certain specified time frames, including the following:

•
The development and implementation of an effective compliance management system (“CMS”) that is commensurate with the level of complexity of the Bank’s operations and a comprehensive written compliance program (“Compliance Program”).

•	The submission to the FDIC for non-objection, and subsequent implementation of, a Compliance Program that, at a minimum:

(i)	includes policies, controls, procedures, and processes that ensure consistent compliance with all consumer laws, regulations and regulatory guidance to which the Bank is subject;

(ii)	includes effective monitoring procedures that ensure compliance with applicable consumer laws, adherence to internal policies and procedures, and consideration of specified best practices;

(iii)
implements and maintains a training program on a continuing basis related to compliance with applicable consumer laws for all employees who have responsibilities that may relate to applicable consumer laws, including senior management and the Board, commensurate with their individual job functions and duties;

(iv)	designates a qualified compliance officer (“Compliance Officer”) to oversee the CMS and monitor the completion and effectiveness of the applicable consumer laws training programs;

(v)	designates an appropriate number of compliance personnel with sufficient experience in, and knowledge of, applicable consumer laws to administer the CMS;

(vi)	designates compliance responsibilities of the Board and the Bank’s management, compliance committee, Compliance Officer, internal audit function, and any third-party auditors; and

(vii)
sets forth specific policies and procedures to ensure that consumer complaints, regardless of source, are thoroughly evaluated and addressed and resolved in a timely manner, and that Bank management and compliance personnel provide timely responses to consumers.

•
The retention and ongoing training of a qualified Compliance Officer who receives adequate ongoing training and sufficient time and resources, including staff assistance, authority and independence, to effectively oversee, coordinate, and implement the CMS.

•	The maintenance of an effective compliance audit function.

•	The adoption and implementation of systems and controls to ensure proper management of third-party risk.

•
The taking of  all action necessary, including thorough reviews of all existing and new Bank deposit products, marketing, and disclosures, to comply with laws and guidance related to unfair or deceptive acts or practices;

•
The adoption and implementation of systems and controls to ensure compliance with the Home Mortgage Disclosure Act and related regulations, with specific provisions to accurately collect and record required data on applications for, and originations, purchases, and refinancing of, home purchase and home improvement loans.

•
The adoption and implementation of systems and controls to ensure compliance with the Flood Disaster Protection Act and related regulations, with specific provisions to obtain adequate flood insurance when originating, extending or increasing the amounts of loans, when required, and to provide flood insurance notices to borrowers when loans are secured by a building or mobile home located in a special flood hazard area.

•	The submission of progress reports with respect to compliance with the Order.

•
The payment of restitution in amounts specified by the FDIC to certain identified depositors and former depositors alleged by the FDIC as having not been paid the appropriate amount of  interest as described in Bank disclosures.  The total amount of restitution to be paid by the Bank shall not exceed $375,000.

•	The payment of a civil money penalty of $325,000.

Although there can be no assurances, the Company believes that the Order will be the final regulatory action related to its 2010 regulatory compliance examination.

Item 9.01                      Financial Statements and Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.
DATE: July 25, 2011	By:	/s/ William W. Harvey, Jr.
William W. Harvey, Jr.
Chief Financial Officer